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                                ARTICLES SUPPLEMENTARY
                                          OF
                            PRUDENTIAL UTILITY FUND, INC.

                        *     *     *     *     *     *     *
                             Pursuant to Section 2-208.1
                       of the Maryland General Corporation Law
                        *     *     *     *     *     *     *

     Prudential Utility Fund, Inc., a Maryland corporation having its principal offices in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

     FIRST: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

     SECOND: The total number of shares of all classes of stock which the Corporation has authority to issue is 2,000,000,000 shares of common stock, par value $.01 each, having an aggregate par value of $20,000,000, and the total number of shares of common stock that the Corporation has authority to issue is not being increased or decreased.

     THIRD: In accordance with Section 2-105(c) of the Maryland General Corporation Law and pursuant to a resolution duly adopted by the Board of Directors of the Corporation at a meeting held on February 24, 1999, of the 2,000,000,000 shares of common stock which the Corporation has authority to issue, 400,000,000 shares shall be a series of common stock designated "Prudential Financial Services Fund," 400,000,000 shares shall be a series of common stock designated "Prudential Health Sciences Fund," 400,000,000 shares shall be a series of common stock designated "Prudential Technology Fund," and 800,000,000 shares shall be a series of common stock designated "Prudential Utility Fund." The aggregate par value of each series, other than Prudential Utility Fund, is $4,000,000. The aggregate par value of Prudential Utility Fund is $8,000,000. Each of the series, other than Prudential Utility Fund, shall be divided into four classes, as follows: 100,000,000 shares of Class A common stock, 100,000,000 shares of Class B common stock, 100,000,000 shares of Class C common stock and 100,000,000 shares of Class Z common stock. Prudential Utility Fund shall be divided into four classes, as follows: 400,000,000 shares of Class A common stock, 300,000,000 shares of Class B common stock, 50,000,000 shares of Class C common stock and 50,000,000 shares of Class Z common stock. The aggregate par value of Class A, Class B, Class C and Class Z shares within each series, other than Prudential Utility Fund, is $12,000,000. The aggregate par value of Class A, Class B, Class C and Class Z shares within Prudential Utility Fund is $8,000,000.

     FOURTH: Heretofore, the Corporation was not divided into series and the number of authorized shares which the Corporation has authority to issue consisted of four classes, as follows: 500,000,000 shares of Class A common stock, 700,000,000 shares of Class B common stock, 400,000,000 shares of Class C common stock and 400,000,000 shares of Class Z common stock.

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     FIFTH:  The effective date of these Articles Supplementary shall be
May 10, 1999.

     IN WITNESS WHEREOF, PRUDENTIAL UTILITY FUND, INC., has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary on May 3, 1999.


                                        PRUDENTIAL UTILITY FUND, INC.


                                        By:  /s/ ROBERT F. GUNIA
                                             -------------------
                                             Robert F. Gunia
                                             President

Attest: /s/ MARGUERITE E. H. MORRISON
        ------------------------------
        Marguerite E. H. Morrison
        Secretary


        THE UNDERSIGNED, President of Prudential Utility Fund, Inc., who executed on behalf of the Corporation the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                        /s/ ROBERT F. GUNIA
                                        -------------------
                                        Robert F. Gunia
                                        President


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